UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Foresight Acquisition Corp.

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P3 Health Partners Announces its Expansion into California Managed Care Market

- Acquisition of Knox-Keene licensed Medcore HP and Omni IPA Medical Group, Inc. Expected to Close this Year -

NEW YORK – November 11, 2021 – P3 Health Partners (“P3” or the “Company”), a patient-centered and physician-led population health management company, today announced the Company’s expansion into California’s Central Valley through its acquisition of Medcore HP (“MHP”), a health plan licensed under the California Knox-Keene Health Care Service Plan Act of 1975, and Omni IPA Medical Group, Inc. (“Omni”), an independent practice association in San Joaquin County, California. P3 brings its proven talent, tools and technology to help providers deliver high-quality, cost-effective care to patients in the Central Valley.

The transaction is expected to close by the end of the year but remains subject to regulatory approval and other customary closing conditions.

Folllowing the close of the transaction, P3 will have access to Medcore HP’s restricted Knox Keene license, which will allow it to take global risk from other health plans and grow into additional markets while increasing the Company’s access to patients, physicians, hospitals, and payers. MHP contracts directly with major health plans in California and its health plan license allows it to take global risk on more than 10,500 Medicare Advantage members in San Joaquin County. With some of the largest healthcare network in the United States, California represents an opportunity for P3 to grow its membership and bring its expertise in improving outcomes while reducing costs to California’s Central Valley and beyond.

Omni is an independent practice association with over 400 contracted physicians and other health care providers currently contracted under MHP’s provider network. The addition of these healthcare providers offers P3 increased ease of integration into the service area and a built-in provider footprint. P3 also looks forward to leveraging the strong leadership and deep in-market experience Omni brings, which is well suited to enhance the current offering while providing efficacy at scale within the value-based model.

“Medcore HP and Omni IPA Medical Group are natural additions to the P3 network of physicians and coverage, and more importantly, share our mission and vision to transform the way we approach healthcare,” said Sherif Abdou, M.D., CEO of P3. “We believe value-based care is the future of medicine, and we are focusing our efforts to improve the efficacy of the healthcare system for providers while driving positive outcomes for patients. Expanding coverage to patients in California is a significant step for P3 and demonstrates our continued commitment to transforming healthcare.”

P3 announced earlier this year that it expects to become a public company via a merger with special purpose acquisition company, Foresight Acquisition Corp. (NASDAQ: FORE) (“Foresight”).

About P3 Health Partners

P3 is a patient-centered and physician-led population health management company. Founded and led by physicians, P3 is a team of doctors, clinicians and support service professionals with a shared passion for delivering value-based care. We leverage our deeply integrated and capital efficient care model, data and technology, physician leadership and community outreach tools to create enhanced patient outcomes and experiences, greater satisfaction for providers and caregivers and lower care costs. For more information, visit p3hp.org.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the MHP and Omni transactions. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of P3’s and Foresight’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of P3 and Foresight. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of Foresight or P3 is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to P3; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; P3’s ability to manage future growth; P3’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on P3’s future business; the amount of redemption requests made by Foresight’s public stockholders; the ability of Foresight or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors discussed in Foresight’s Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the SEC on April 6, 2021 (the “Annual Report”) under the heading “Risk Factors,” in the Proxy Statement under the heading “Risk Factors” and other documents of Foresight filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither P3 nor Foresight presently know or that P3 and Foresight currently believe are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect P3’s and Foresight’s expectations, plans or forecasts of future events and views as of the date of this press release. P3 and Foresight anticipate that subsequent events and developments will cause P3’s and Foresight’s assessments to change. However, while P3 and Foresight may elect to update these forward-looking statements at some point in the future, P3 and Foresight specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing P3’s and Foresight’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Proposed Business Combination and Where to Find It

The proposed business combination will be submitted to stockholders of Foresight for their consideration. Foresight has filed a definitive Proxy Statement with the SEC that was distributed to Foresight’s stockholders in connection with Foresight’s solicitation for proxies for the vote by Foresight’s stockholders in connection with the proposed business combination and other matters as described in the Proxy Statement. Foresight mailed the Proxy Statement and other relevant documents to its stockholders as of the record date established for voting on the proposed Business Combination. Foresight’s stockholders and other interested persons are advised to read the Proxy Statement in connection with Foresight’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination, because these documents contain important information about Foresight, P3 and the proposed Business Combination. Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by Foresight, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Gateway Investor Relations, (949) 574-3860, FORE@gatewayir.com.

Participants in the Solicitation

Foresight, P3 and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Foresight’s stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Foresight’s stockholders in connection with the proposed business combination are set forth in Foresight’s Proxy Statement that has been filed with the SEC. You can find more information about Foresight’s directors and executive officers in Foresight’s Annual Report. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are included in the Proxy Statement. Stockholders, potential investors and other interested persons should read the Proxy Statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Contacts

Kelley Waynert, Senior Manager, Strategic Communications

P3 Health Partners

(702) 334-6745

KWaynert@p3hp.org

Investor Relations

Cody Slach, Alex Kovtun

Gateway Group, Inc.

(949) 574-3860

FORE@gatewayir.com

Press

Jordan Schmidt

Gateway Group, Inc.

(949) 574-3860

FORE@gatewayir.com